Exhibit 10.6

FIRST AMENDMENT

TO

EXPENSE SUPPORT AGREEMENT

This FIRST AMENDMENT TO EXPENSE SUPPORT AGREEMENT (this “First Amendment”), dated as of October 26, 2023, is entered into by and by and among Strategic Wireless Infrastructure Fund II, Inc., a Maryland corporation (the “Corporation”), SWIF II Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and StratCap Digital Infrastructure Advisors II, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Expense Support Agreement (as defined below).

WHEREAS, the Corporation, the Operating Partnership and the Advisor are parties to that certain Expense Support Agreement, effective as of July 13, 2021, (as may be amended from time to time, the “Expense Support Agreement”); and

WHEREAS, pursuant to Section 12 of the Expense Support Agreement, the Corporation, the Operating Partnership and the Advisor desire to amend the Expense Support Agreement to clarify expenses of the Corporation or the Operating Partnership that the Advisor may fund.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             AMENDMENT TO SECTION 3. Section 3 of the Expense Support Agreement is hereby amended and restated in its entirety as follows:

3.	EXPENSE SUPPORT PAYMENTS. For the first quarter beginning after the Inception Date and ending upon the termination or expiration of this Agreement, if, in a given calendar quarter, a Shortfall occurs, and the Deferred Management Fee Amount is not sufficient to satisfy the Shortfall for such quarter (the “Deficiency”), the Advisor may fund, directly or indirectly, certain expenses of the Corporation or the Operating Partnership, including but not limited to general and administrative expenses, interest expense and Private Organizational and Offering Expenses, but excluding Public Organizational and Offering Expenses that are reimbursable pursuant to the Advisory Agreement, in an amount up to or equal to the Deficiency. Any payment made by the Advisor pursuant to this Section 3 to fund, directly or indirectly, expenses of the Corporation or the Operating Partnership shall be referred to hereinafter as a “Deficiency Support Payment.” All Deficiency Support Payments as defined in this Section 3 shall be subject to conditional reimbursement in accordance with the terms of Section 5 of this Agreement. If the sum of all Deficiency Support Payments made with respect to a given calendar quarter equals an amount that, if added to the sum of items (i) through (vi) in the definition of “Excess” would cause the Corporation to have an Excess for such quarter (an “Inadvertent Excess”), then the Corporation shall refund to the Advisor the amount of Deficiency Support Payments necessary to eliminate such Inadvertent Excess for that quarter.

2.             AMENDMENT TO SECTION 4. Section 4 of the Expense Support Agreement is hereby amended and restated in its entirety as follows:

The aggregate of the Deferred Management Fee Amounts and Deficiency Support Payment shall not exceed $5 million (the “Maximum Amount”); provided, however, that such amounts may exceed the Maximum Amount if the Advisor determines, in its sole discretion, that such excess amounts are reasonable under the circumstances.

3.             GOVERNING LAW / ATTORNEY’S FEE. This First Amendment shall be interpreted under the laws of the State of New York without regard to the conflict of law principles thereof. Any action brought to interpret or enforce this First Amendment shall be brought in a court of competent jurisdiction located in Borough of Manhattan, New York, and the parties hereto consent to venue and personal jurisdiction in any such court. The substantially prevailing party in any such litigation shall recover its reasonable attorney’s fees and costs (including those of appeal).

4.             EXECUTION IN COUNTERPARTS. This First Amendment may be executed by facsimile or PDF in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This First Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Further, for the avoidance of doubt, electronic, scanned or physical signature pages exchanged among counsel to be held in legal escrow pending release shall not be deemed signed or exchanged unless and until released by the deliverer or their counsel, and this First Amendment shall not be deemed signed and executed until all necessary signatures hereto have been exchanged and released from legal escrow.

5.             MISCELLANEOUS. Except as expressly provided in this First Amendment, all of the terms and provisions in the Expense Support Agreement and the ancillary documents thereto are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Expense Support Agreement or any ancillary document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Expense Support Agreement in the Expense Support Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Expense Support Agreement, as amended by this First Amendment (or as the Expense Support Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Expense Support Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Expense Support Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Expense Support Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Expense Support Agreement shall, to the extent of such difference or inconsistency, be disregarded.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and attested by their duly authorized officers as of the date first set forth above.

STRATEGIC WIRELESS INFRASTRUCTURE FUND II, INC.

By:	/s/ James Condon
Name: James Condon
Title: President

SWIF II OPERATING PARTNERSHIPS, LP

By: Strategic Wireless Infrastructure Fund II, Inc., its General Partner

By:	/s/ James Condon
Name: James Condon
Title: President

STRATCAP DIGITAL INFRASTRUCTURE ADVISORS II, LLC

By:	/s/ James Condon
Name: James Condon
Title: President

[Signature Page to First Amendment to

Expense Support Agreement]